GLOBAL UTILITY FUND, INC.



December 29, 1997



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  Rule 24f-2 Notice for
     Global Utility Fund, Inc.
     (File No. 811-5695)

     On behalf of Global Utility Fund, Inc., enclosed for filing under the Investment
Company  Act of 1940 is one copy of the  Rule
24f-2 Notice.

     This document has been filed using the EDGAR system.



                                   Very truly
yours,




                                   /s/     S.
Jane Rose
                                   S.    Jane
Rose
                                   Secretary